UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported):	April 14, 2023

AMERICAN REALTY INVESTORS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-15663	75-2847135
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1603 LBJ Freeway, Suite 800	75234
Dallas, Texas	(Zip Code)
(Address of principal executive offices)

Registrant=s telephone number, including area code	469-522-4200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.01	ARL	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 ('230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ('240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5-Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

(b) Effective April 14, 2023, Bradley J. Muth, age 63, President and Chief Executive Officer since December 16, 2021 of American Realty Investors, Inc. (the “Company” or the “Issuer”) ceased to be and resigned as President and Chief Executive Officer as well as all positions with any subsidiary entities. Mr. Muth noted that his resignation is not the result of any disagreement with the Company, its management, the Board of Directors or any committee of the Board with respect to procedures, policies or operations of the Issuer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: April 17, 2023

AMERICAN REALTY INVESTORS, INC.

By:	Erik L. Johnson
Erik L. Johnson, Executive Vice President and Chief Financial Officer